Exhibit 99.1
BeiGene Announces Inclusion of Its Shares in the Shanghai-Hong Kong and Shenzhen-Hong Kong Stock Connect Programs
BEIJING, China and CAMBRIDGE, MA, September 4, 2020 -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced that the company’s ordinary shares, which trade on the Hong Kong Stock Exchange, will be included in the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs, effective on September 7, 2020. In addition, BeiGene’s ordinary shares will be included in Hang Seng Composite Index (HSCI).

“We are excited to be included in the Stock Connect programs and the HSCI, as one of the first biotech companies listed in Hong Kong and the first biotech company with dual primary listings on NASDAQ and the Hong Kong Stock Exchange,” commented John V. Oyler, Chairman, Co-Founder and Chief Executive Officer of BeiGene. “We expect that the inclusion in the Stock Connects and the HSCI can allow us to access a broader investor base in mainland China.”

About the Stock Connect Programs

The Stock Connect programs are a unique collaboration between the Hong Kong, Shanghai and Shenzhen stock exchanges. The Stock Connects allow international and mainland Chinese investors to trade securities in each other's markets through the trading and clearing facilities of the participating exchanges. The Stock Connects established a two-way trading link between stock exchanges in mainland China and Hong Kong. The Stock Connects allow qualified mainland China investors to access eligible Hong Kong shares (Southbound) as well as Hong Kong and overseas investors to trade eligible A shares (Northbound), subject to specified daily quotas.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,200+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the potential effects of inclusion in the Stock Connects and the Hang Seng Index. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact	Media Contact
Craig West or Gabrielle Zhou	Liza Heapes or Vivian Ni
+1 857-302-5189 or +86 10-5895-8058	+1 857-302-5663 or + 1 857-302-7596
ir@beigene.com	media@beigene.com